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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Citigroup Inc.:

     We consent to the incorporation by reference in the Registration Statement on Form S-4 ("Registration Statement") of Citigroup Inc. of our report dated January 18, 2000, relating to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report is included in the annual report on Form 10-K, as amended, of Citigroup Inc. for the year ended December 31, 1999 and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the Registration Statement. Our report refers to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.

                                                     /s/ KPMG LLP
                                          --------------------------------------

New York, New York
September 20, 2000